Exhibit 99.1
Playtika Holding Corp. Completes Strategic Acquisition of SuperPlay, Enhancing Portfolio with Hit Mobile Games Dice Dreams and Domino Dreams

HERZLIYA, ISRAEL, November 20, 2024 – Playtika Holding Corp. (NASDAQ: PLTK), a mobile games pioneer and interactive entertainment leader, has completed the acquisition of SuperPlay, a mobile gaming company based in Tel Aviv, Israel and home to hit mobile games Dice Dreams and Domino Dreams.

The acquisition of SuperPlay significantly strengthens and expands Playtika’s portfolio by incorporating Dice Dreams, the third largest game in the highly attractive and fast-growing Coin Looter category and Domino Dreams, the number one game in the popular Board category, as well as two additional games under development. These games are expected to be a meaningful growth driver for the company. The acquisition not only strengthens Playtika’s position as a global leader in mobile gaming but also adds a talented development team known for delivering successful games. Together, Playtika and SuperPlay are well-positioned to deliver exceptional gaming experiences to players worldwide.

“Acquiring SuperPlay is a strategic decision that underscores Playtika’s mobile gaming industry leadership,” said Craig Abrahams, Chief Financial Officer of Playtika. “SuperPlay diversifies our portfolio with proven titles, strengthens our competitive edge in an ever-evolving market and drives value for our shareholders.”

About Playtika Holding Corp.
Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has employees across offices worldwide.

About SUPERPLAY, LTD.
Founded in 2019 by industry veterans Gilad Almog, Eyal Netzer and Elad Drory, SuperPlay is one of the fastest growing mobile gaming companies in the world. Headquartered in Israel with additional offices in Ukraine and Romania, they are known for their class-leading production value, marketing, and analytics expertise. Since its founding, SuperPlay has launched two back-to-back hit games: Dice Dreams and Domino Dreams, building a brand that players around the world love, and disrupting two genres with innovative gameplay. SuperPlay was acquired by Playtika Holding Corp. (NASDAQ: PLTK) in 2024.

Forward Looking Information
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this press release, including statements regarding the anticipated benefits of the transaction are forward-looking statements. Further, statements that include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “intent,” “may,” “might,” “potential,” “present,” “preserve,” “project,” “pursue,” “should,” “will,” or “would,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including, but not limited to, the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment and industry. As a result, it is not possible for our management to assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated, predicted or implied in the forward-looking statements. Playtika does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:
•actions of our majority shareholder or other third parties that influence us;
•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;
•our free-to-play business model, and the value of virtual items sold in our games or in the SuperPlay portfolio, is highly dependent on how we manage the game revenues and pricing models;
•our inability to integrate the SuperPlay portfolio into our operations successfully or realize the anticipated benefits of the acquisition;
•our inability to refinance our revolving credit facility which is set to expire in March 2026 or otherwise obtain additional financing, in each case, on favorable terms or at all;
•the ability of the SuperPlay portfolio to compete in a highly competitive industry with low barriers to entry;
•our ability to retain existing players, attract new players and increase the monetization of our player base;
•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•the impact of the COVID-19 pandemic or other health epidemics on our business and the economy as a whole;
•our controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact our business, including the SuperPlay portfolio, and limit the growth of our operations;
•risks related to our international operations and ownership, including our significant operations in Israel and Ukraine and the fact that our controlling stockholder is a Chinese-owned company;
•geopolitical events such as the Wars in Israel and Ukraine;
•our reliance on key personnel, including our ability to retain the key personnel of SuperPlay;
•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and

•our inability to protect our intellectual property and proprietary information could adversely impact our business.

Investor Relations
Tae Lee
Tael@playtika.com

Press Contact
Kathryn Fast
press@playtika.com